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                                                                   Exhibit 10(s)


                        RESTRICTED STOCK AWARD AGREEMENT

         This is an Agreement dated as of _____________ (the "Grant Date") between Springs Industries, Inc., a South Carolina corporation, ("Springs") and _________________ (the "Participant").

BACKGROUND:

The Participant is currently serving as ________________ of Springs. Springs currently has in effect the Springs' 1999 Incentive Stock Plan (the "Plan") which provides for the grant of Restricted Stock Awards of shares of Class A Common Stock, $.25 par value, of Springs (the "Common Stock") subject to certain restrictions as an incentive for valued employees of Springs and its subsidiaries. Springs desires to grant a Restricted Stock Award to the Participant pursuant to the Plan.

AGREEMENT:

Pursuant to the Plan the parties hereto do hereby agree as follows:

1. Springs hereby grants to the Participant a Restricted Stock Award of _________ (_______) shares of Common Stock (the "Shares") subject to the terms of the Plan and this Agreement.

2.       The Shares are subject to the following restrictions:

         a. None of the Shares may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered by the Participant until these restrictions have expired with respect to such Shares as provided in paragraph 3 below. Participant's rights in connection with this Award may be exercised during Participant's lifetime only by Participant or by Participant's legal representative or guardian.

         b. If at any time the Participant's full-time, active employment with Springs terminates prior to the expiration of these restrictions pursuant to paragraph 3 as to any of the Shares for any reason that does not cause these restrictions to expire as provided in paragraph 3, such Shares shall immediately be forfeited to Springs, and the Participant shall have no further rights with respect thereto.



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3.       The restrictions contained in paragraph 2 with respect to any of the
         Shares that have not been previously forfeited as provided herein shall expire on the earliest to occur of any of the following:

         a. Upon termination of the Participant's employment with Springs by reason of death or Total and Permanent Disability as such term is defined in paragraph 10 below, or

         b. Upon the continued full-time, active employment of Participant with Springs through __________, the restrictions with respect to ____ of the Shares shall expire, or

         c. Upon the continuous full-time, active employment of Participant with Springs through __________, the restrictions with respect to the balance of the Shares shall expire, or

         d. Upon receipt by the Participant of written notice from the Management Compensation and Organization Committee of the Board of Directors of Springs (the "Compensation Committee") that the restrictions have been terminated.

4. For purposes of this Agreement, the Participant's full-time, active employment by Springs shall be deemed to terminate upon the first day on which he is no longer employed on a full-time, active basis with Springs or a subsidiary of Springs. A termination of full-time, active employment shall not be deemed to occur by reason of a transfer of Participant between Springs and a subsidiary of Springs or between two subsidiaries of Springs or if Participant is on a leave of absence from Springs or a subsidiary of Springs which has been approved by Springs' chief human resources officer.

5. Whenever Participant is entitled to a distribution of Common Stock as a result of the termination of restrictions with respect to any Shares, Springs shall have the right to require Participant to remit to Springs or a subsidiary of Springs an amount sufficient to satisfy any federal, state, and local withholding tax requirements. Participant may elect with respect to a distribution of Common Stock to surrender or authorize Springs to withhold shares of Common Stock (valued at fair market value on the date of surrender or withholding of the Common Stock) in satisfaction of such withholding requirements (the "Stock Surrender Withholding Election") in accordance with the terms and conditions of the Plan.

6. The Participant agrees to endorse one or more stock powers for the Shares and agrees that a legend reflecting the restrictions contained in this Agreement shall be placed on any certificate for the Shares subject to such restrictions as required by the Plan.


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7.       The Participant shall be entitled to receive any dividends paid with respect to any Shares which have not been forfeited; provided, however, that no dividends shall be payable to or for the benefit of the Participant with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Shares. The Participant shall be entitled to vote any Shares which have not been forfeited to the same extent as would have been applicable to the Participant if the Participant was then vested in the Shares; provided, however, that the Participant shall not be entitled to vote the Shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Shares.

8. All certificates issued for the Shares shall be registered in Participant's name and shall be held by the Secretary of Springs so long as the restrictions set forth in paragraph 2 have not expired. Upon the expiration of such restrictions, the certificates for such amount of the Shares as to which the restrictions have expired, net of the number of Shares withheld to satisfy mandatory tax withholding requirements, shall be delivered to the Participant. If this Agreement requires forfeiture of any of the Shares to Springs, the Secretary shall take appropriate action to cancel the certificates for the forfeited Shares and restore the forfeited Shares to authorized but unissued shares of Common Stock.

9. The Plan is incorporated into and made a part of this Agreement, and this Agreement is subject to the terms of the Plan. Capitalized terms, unless otherwise defined herein, shall have the same meaning as defined in the Plan.

10. "Total and Permanent Disability" means a physical or mental condition of Participant resulting from bodily injury, disease, or mental disorder which renders Participant incapable of continuing his usual and customary employment with Springs and its subsidiaries. The disability of Participant shall be determined by a licensed physician chosen by Springs.

11. This Agreement shall not be deemed to confer upon Participant any right with respect to continued employment with Springs or any subsidiary of Springs or affect the right of Springs or any of its subsidiaries to terminate such employment at any time.

12. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina.

13. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered personally, or when received, if mailed to the party to whom notice is to be given



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         by certified mail, return receipt requested, postage prepaid, to the following address or any other address specified by notice duly given:



         To Participant as follows:

         -------------------------------

         -------------------------------

         -------------------------------

         To Springs as follows:

         Springs Industries, Inc.
         205 North White Street
         Fort Mill, SC 29715
         Attention: Corporate Secretary

                                            SPRINGS INDUSTRIES, INC.

                                            By:
                                               --------------------------------

                                            Title:
                                                  -----------------------------


                                            PARTICIPANT

                                            -----------------------------------
                                            (Name)


Date: ____________________




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